BioAmber Announces Operational and Financial Results for Q3 2015

Montreal, Canada, November 4, 2015. BioAmber Inc. (NYSE: BIOA), a leader in renewable materials announced operational and financial results for the quarter ending September 30, 2015. The key operational highlights include:

•	Sarnia is producing high quality succinic acid that has been qualified by a number of customers;
•	Sarnia performance to date is validating the Company’s cost of goods target;
•	Fermentation results are confirming there is no longer scale-up risk for the biotechnology;
•	Following the end of the quarter the Company began commercial shipment of Sarnia produced bio-succinic acid.

“Our third quarter was an exceptional one from an operational standpoint.  The plant was commissioned in a short period of time, a remarkable achievement given that Sarnia is a first-of-kind commercial scale facility. We successfully managed the potential ramp-up and performance risks associated with our proprietary yeast technology, the production process and the new facility,” said Jean-Francois Huc, BioAmber’s Chief Executive Officer.   “The superior performance we are seeing in the Sarnia plant is due to our unique yeast, the five years of operating experience we gained in the demonstration plant in France and applied to Sarnia, and the perseverance and hard work of our operations, engineering and R&D teams,” he added.

Operational Highlights

•

Fermenters at the Sarnia plant are operating 25% above the yield target and 40% above the productivity target set for 2015. The yield and productivity performances in Sarnia are already exceeding the long term targets set for the plant;

•	The purification process has a recovery yield that has already met the target set for 2015;
•	In October the Sarnia facility passed a commercial operation test in which it ran continuously for several days and surpassed the plant fermentation, purification and production rate targets.

Other Highlights

•	Over 100 customers have been shipped product for testing and ‘qualification’, with 15% of these customers having already confirmed the high quality of Sarnia bio-succinic acid;
•	BioAmber and its general contractor Alberici were awarded the John Beck Award, an annual recognition for the construction project in Ontario exhibiting exceptional safety performance.

Financial Highlights

•	Cash on hand was $34.2 million as of September 30, 2015;
•	Net cash burn for operating expenses was $1.9 million per month in Q3 2015, excluding costs related to Sarnia commissioning and start up.

Third Quarter 2015 Financial Results

Revenues for the quarter ended September 30, 2015 decreased to $352,000 from $469,000 for the same period last year. Average selling prices declined as customers sought pricing more in line with the prices to be paid for production coming out of the Sarnia facility.

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Gross loss for the quarter ended September 30, 2015 decreased to $15,000 from $979,000 for the same period in 2014. This was driven by the recognition of certain fixed costs in cost of goods sold   during the third quarter 2014 at the French demonstration plant, which did not recur in the third quarter of 2015.

Research and development expenses for the quarter ended September 30, 2015 increased to $6.0 million from $3.6 million for the same period in 2014.  This was driven primarily by an increase in expenses related to the commissioning and start-up of the Sarnia plant, partially offset by the decrease in royalty expense due to the termination of the DuPont and E. coli technology licenses.

Sales and marketing expenses for the quarter ended September 30, 2015 decreased slightly to $921,000 compared to $954,000 for the same period in 2014.

General and administrative expenses for the quarter ended September 30, 2015 decreased to $2.2 million from $2.4 million for the same period in 2014. This was primarily due to the Canadian Dollar depreciation against the U.S. Dollar from 2014 to 2015, partially offset by an increase in insurance and legal fees related to the start-up of operations in Sarnia.

During the quarter ended September 30, 2015, the Company incurred net financial income of $1.6 million as compared to a charge of $507,000 in the same period in 2014.  The net financial income in the quarter was the result of $1.3 million non-cash gain related to changes in the fair market value of the warrants issued in connection with the Company’s initial public offering (IPO Warrants). Additionally, warrants issued in 2009 and 2011 (Legacy Warrants) were reclassified from equity to a liability as a correction of an accounting error and were revalued to account for $769,000 of this gain. Net financial income in 2015 was partially offset by interest expense including accretion for the end of term charge on the Company’s long-term loan from Tennenbaum Capital Partners in the amount of $792,000.

Foreign exchange loss for the quarter ended September 30, 2015 increased to $610,000 from $288,000 for the same period in 2014. This was driven by the weaker Canadian dollar versus the US dollar for cash balances held in Canadian dollars.

The Company recorded a net loss attributable to BioAmber Inc. shareholders of $7.1 million, or a loss of $0.27 per share for the quarter ended September 30, 2015, compared to a net loss of $8.1 million, or a loss of $0.39 per share, for the same period in 2014.

The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders the for quarter ended September 30, 2015 was $9.4 million, or a loss of $0.36 per share, compared to an Adjusted Net Loss Attributable to BioAmber Inc. Shareholders of $8.6 million, or a loss of $0.41 per share, for the same period in 2014.  Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a non-GAAP financial metric that excludes, for the quarter ended September 30, 2015, the impact of the change in fair value of the IPO and Legacy Warrants. The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders for the quarter ended Sept 30, 2014 is a non-GAAP financial metric that excludes the impact of the change in the fair value of the IPO and Legacy Warrants the non-cash inventory reserve expense, and the non-cash gain resulting from debt extinguishment.

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Please refer to Annex A: “Non-GAAP Financial Information—Adjusted Net Loss Attributable to BioAmber Inc. Shareholders” for more information regarding this non-GAAP financial metric.

Webcast and Conference Call Information

BioAmber will discuss these results on a live audio webcast, which will be available on the Internet to investors, members of the news media and the general public at 4:30 p.m. Eastern Time on November 4, 2015. To access the webcast of the conference call, go to the company’s website, www.bio-amber.com.   Audio of the teleconference is also available by dialing:

North American callers:  +1 (888) 390-0546

International callers: (416) 764-8688

Teleconference replays will be available through November 10, 2015:

Domestic: 1-888-390-0541

International: 416-764-8677

Passcode: 917126 #

A replay of the webcast will also be available approximately two hours after the conclusion of the live webcast on BioAmber’s website, for a period of 30 days.

About BioAmber

BioAmber (NYSE: BIOA) is a renewable materials company. Its innovative technology platform combines biotechnology and catalysis to convert renewable feedstock into building block materials that are used in a wide variety of everyday products including plastics, paints, textiles, food additives and personal care products.  For more information visit www.bio-amber.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the beginning of our commercial operations and the ramping-up of our sales for our Sarnia Bio-SA facility.   All statements other than statements of historical fact contained in this press release are forward-looking statements.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions.  Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond BioAmber’s control.  BioAmber’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements.  All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber's public filings with the SEC including, the "Risk Factors" section of BioAmber's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the Quarter ended June 30, 2015.

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BioAmber Investor Contact

Mike Hartmann

Executive Vice President

BioAmber Inc.

514-844-8000 Ext. 120

mike.hartmann@bio-amber.com

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BioAmber Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except for shares)

	Three Months Ended September 30,
	2015	2014

	$	$
Product sales	352	469
Cost of goods sold	367	1,448
Gross loss	(15)	(979)

Operating expenses
Research and development	5,999	3,578
Sales and marketing	921	954
General and administrative	2,220	2,420
Depreciation and amortization	124	69
Foreign exchange loss	610	287
Operating Expenses	9,874	7,308
Operating loss	9,889	8,287

Amortization of deferred financing costs	123	73
Financial charges (income), net and other[1]	(1,553)	507
Gain on debt extinguishment	—	(451)
Loss before income taxes	8,459	8,416
Income taxes	(28)	18
Net Loss	8,431	8,434

Net Loss attributable to:
BioAmber Inc. shareholders	7,051	8,129
Non-controlling interest	1,380	305
	8,431	8,434
Net Loss per share attributable to
BioAmber Inc. shareholders - basic	$ 0.27	$ 0.39

Weighted-average common shares
outstanding- basic	25,858	21,054

   1Corrected to reflect reclassification of Legacy Warrants from equity to a liability

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BioAmber Inc.
Consolidated Balance Sheet Information
(unaudited, in thousands)
	As of September 30, 2015	As of December 31, 2014

Assets	$	$
Current assets:
Cash and cash equivalents	34,206	51,043
Accounts receivable	227	477
Inventories	1,291	1,802
Prepaid expenses and other current assets	2,315	3,770
Total current assets	38,039	57,092
Property and equipment, net	125,536	88,665
Investment in cost and equity method investment	448	35
Intangible assets including goodwill	7,008	4,957
Restricted cash	560	647
Deferred financing costs	1,612	1,044
Total assets	173,203	152,440

Liabilities
Current Liabilities:
Accounts payable and accrued liabilities	16,429	17,443
Income taxes payable	148	204
Deferred grants	3,740	2,275
Short-term portion of long term debt	15,067	2,978
Total current liabilities	35,384	22,900
Long-term debt	40,844	34,653
Warrants financial liability [1]	15,019	14,494
Other long term liabilities	443	128
Total liabilities	91,690	72,175
Redeemable non-controlling interest	26,483	24,190
Shareholders’ Equity [1]	55,030	56,075
Total Liabilities and Shareholders’ Equity	173,203	152,440

  1Corrected to reflect reclassification of Legacy Warrants from equity to a liability

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BioAmber Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands $)

	Nine Months ended September 30
	2015	2014

Operating Activities
Net Loss	(32,319)	(43,020)
Adjustments to reconcile net loss to cash:
Stock-based compensation	3,855	5,565
Depreciation and amortization	288	188
Warrant revaluation[1]	525	14,855
Other financial charge (income), net	516	716
Amortization of deferred financing costs	281	218
Impairment loss and write-off of fixed assets	1,141	—
Change in working capital	3,188	11,692
Gain on debt extinguishment	—	(451)
Other	34	34
Net cash used in operating activities	(22,491)	(10,203)

Investing Activities
Acquisition of property and equipment	(62,465)	(59,474)
Change in restricted cash	—	(678)
Investment in cost and equity method investments	(413)	675
Net cash used in investing activity	(62,878)	(59,477)

Financing Activities
Deferred financing costs	(882)	(491)
Issuance of long-term debt	21,967	5,233
Repayment of long-term debt	(585)	(2,846)
Government grants	7,947	4,099
Net proceeds from issuance of shares, including by a subsidiary	42,011	60,830
Net cash provided by financing activities	70,458	66,825
Foreign exchange impact on cash	(1,926)	(2,241)
Decrease in cash	(16,837)	(5,096)
Cash, beginning of period	51,043	83,728
Cash, end of period	34,206	78,632

   1Corrected to reflect reclassification of Legacy Warrants from equity to a liability

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ANNEX A: Non-GAAP Financial Information

Adjusted Net Loss Attributable to BioAmber Inc. Shareholders

The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders for quarter ended September 30, 2015 was $9.4 million, or a loss of $0.36 per share, compared to an Adjusted Net Loss Attributable to BioAmber Inc. Shareholders of $8.6 million, or a loss of $0.41 per share, for the same period in 2014.  Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a non-GAAP financial metric that excludes, for the quarter ended September 30, 2015, the impact of the change in fair value of the warrants issued in connection with the Company’s IPO and the Legacy Warrants issued in 2009 and 2011 that were reclassified from equity to a liability. The Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a non-GAAP financial metric that excludes, for the quarter ended September 30, 2014, the impact of the change in fair value of the warrants issued in connection with the Company’s IPO and the Legacy Warrants, the non-cash inventory reserve expense and the non-cash gain resulting from debt extinguishment.

BioAmber presents Adjusted Net Loss Attributable to BioAmber Inc. Shareholders as a supplemental measure of BioAmber’s performance. The above items are excluded from BioAmber’s Adjusted Net Loss Attributable to BioAmber Inc. Shareholders because these items are non-cash in nature, or because the amount and timing of these items are either unpredictable or not driven by current operating results and renders comparisons with prior periods and competitors less meaningful.  BioAmber believes Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is a useful measure for analysts and investors to evaluate BioAmber’s future ongoing performance as this measure allows for a more meaningful comparison of BioAmber’s projected cash earnings and performance with its historical results from prior periods and to the results of its competitors.  Adjusted Net Loss Attributable to BioAmber Inc. Shareholders corresponds more closely to the cash operating income generated from BioAmber’s business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of BioAmber’s business.

Adjusted Net Loss Attributable to BioAmber Inc. Shareholders has certain limitations in that it does not take into account the impact of certain expenses to BioAmber’s consolidated statements of operations.  In evaluating Adjusted Net Loss Attributable to BioAmber Inc. Shareholders, you should be aware that in the future BioAmber may incur expenses similar to the adjustments in this presentation. BioAmber’s presentation of Adjusted Net Loss Attributable to BioAmber Inc. Shareholders should not be construed as an inference that BioAmber’s future results will be unaffected by unusual or non-recurring items. Adjusted Net Loss Attributable to BioAmber Inc. Shareholders is not a measurement of BioAmber’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

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BioAmber Inc.
Non-GAAP Financial Information
(unaudited, in thousands)
	Three Months Ended September 30,
	2015	2014

Net loss attributable to BioAmber Inc. Shareholders	7,051	8,129
Deduct:
Warrants Revaluation [1]	(2,305)	(273)
Gain on extinguishment of debt	—	(451)
Inventory Reserve	—	231
Adjusted Net Loss attributable to BioAmber Inc. shareholders	9,356	8,622

Adjusted net loss per share attributable to
BioAmber Inc. shareholders - basic	0.36	0.41

Weighted-average of common shares
outstanding- basic	25,858	21,054

1The correction for Legacy Warrants reclassification has no impact on the adjusted net loss per share

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